CH ENERGY GROUP, INC.
Computation of Ratio of Earnings to Fixed Charges               EXHIBIT (12) (i)





                                                                   2006                2005
                                                           ---------------------     --------
                                                           3 Months    12 Months     3 Months
                                                            Ended        Ended         Ended
                                                           March 31     March 31     March 31
                                                           --------    ---------     --------
   Earnings: ($000)
A.     Net Income from Continuing Operations (2)           $ 18,300     $ 42,252     $ 20,339
B.     Federal and State Income Tax                          12,759       24,805       13,772
                                                           --------     --------     --------
C.     Earnings before Income Taxes                        $ 31,059     $ 67,057     $ 34,111
                                                           ========     ========     ========
D.     Fixed Charges
            Interest on Mortgage Bonds                            0            0            0
            Interest on Other Long-Term  Debt                 3,953       14,533        3,247
            Other Interest                                      897        2,634          815
            Interest Portion of Rents                           274        1,059          285
            Amortization of Premium & Expense on Debt           245        1,024          264
            Preferred Stock Dividends of Central Hudson         388        1,465          384
                                                           --------     --------     --------
                           Total Fixed Charges             $  5,757     $ 20,715     $  4,995
                                                           ========     ========     ========

E.     Total Earnings                                      $ 36,816     $ 87,772     $ 39,106
                                                           ========     ========     ========


   Preferred Dividend Requirements:
F.     Allowance for Preferred Stock Dividends
             Under IRC Sec 247                             $    242     $    970     $    242
G.     Less Allowable Dividend Deduction                        (32)        (127)         (32)
                                                           --------     --------     --------
H.     Net Subject to Gross-up                                  210          843          210
I.     Ratio of Earnings before Income
            Taxes to Net Income (C/A)                         1.697        1.587        1.677
                                                           --------     --------     --------
J.     Preferred Dividend  (Pre-tax) (H x I)                    356        1,338          352
K.     Plus Allowable Dividend Deduction                         32          127           32
                                                           --------     --------     --------
L.     Preferred Dividend Factor                                388        1,465          384
                                                           ========     ========     ========

M.     Ratio of Earnings to Fixed Charges (E/D)                6.39         4.24         7.83
                                                           ========     ========     ========

                                                                                  Year Ended December 31,
                                                            -------------------------------------------------------------

                                                                                                         (1)
                                                            2005          2004          2003           2002        2001
                                                          --------      --------     --------       --------     --------
   Earnings: ($000)
A.     Net Income from Continuing Operations (2)          $ 44,291      $ 42,423     $ 43,985       $ 36,453     $ 50,835
B.     Federal and State Income Tax                         25,819        31,256       30,435         22,294       (3,338)
                                                          --------      --------     --------       --------     --------
C.     Earnings before Income Taxes                       $ 70,110      $ 73,679     $ 74,420       $ 58,747     $ 47,497
                                                          ========      ========     ========       ========     ========
D.     Fixed Charges
            Interest on Mortgage Bonds                           0             0          570          2,136        5,211
            Interest on Other Long-Term  Debt               13,826        11,488       10,699          9,819       10,446
            Other Interest                                   2,577         5,613        9,828(3)      11,659       12,837
            Interest Portion of Rents                        1,077         1,192        1,040            749          801
            Amortization of Premium & Expense on Debt        1,043         1,066        1,159          1,249        1,350
            Preferred Stock Dividends of Central Hudson      1,461         1,591        2,259          3,405        3,026
                                                          --------      --------     --------       --------     --------
                           Total Fixed Charges            $ 19,984      $ 20,950     $ 25,555       $ 29,017     $ 33,671
                                                          ========      ========     ========       ========     ========

E.     Total Earnings                                     $ 90,094      $ 94,629     $ 99,975       $ 87,764     $ 81,168
                                                          ========      ========     ========       ========     ========


   Preferred Dividend Requirements:
F.     Allowance for Preferred Stock Dividends
             Under IRC Sec 247                            $    970   $    970     $  1,387(3)    $  2,161     $  3,230
G.     Less Allowable Dividend Deduction                      (127)      (127)        (127)          (127)        (127)
                                                          --------   --------     --------       --------     --------
H.     Net Subject to Gross-up                                 843        843        1,260          2,034        3,103
I.     Ratio of Earnings before Income
            Taxes to Net Income (C/A)                        1.583      1.737        1.692          1.612        0.934
                                                          --------   --------     --------       --------     --------
J.     Preferred Dividend  (Pre-tax) (H x I)                 1,334      1,464        2,132          3,278        2,899
K.     Plus Allowable Dividend Deduction                       127        127          127            127          127
                                                          --------   --------     --------       --------     --------
L.     Preferred Dividend Factor                             1,461      1,591        2,259          3,405        3,026
                                                          ========   ========     ========       ========     ========

M.     Ratio of Earnings to Fixed Charges (E/D)               4.51       4.52         3.91           3.02         2.41
                                                          ========   ========     ========       ========     ========

(1) The reduction in the ratio reflects the net effect of regulatory actions in 2001 associated with the sale of Central Hudson's interests in its major generating assets, including the recording of a significant amount of federal investment income tax credits.

(2)   Net Income does not include preferred stock dividends of Central Hudson.

(3) Reflects SFAS No. 150 entitled Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, reclassification of $208,750 in preferred stock dividends to interest expense for the quarter ended September 30, 2003.